As filed with the Securities and Exchange Commission on November 23, 2010

Registration Nos. 333-170293

333-170293-01

333-170293-02

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Vitamin Shoppe, Inc.	Delaware	5400	11-3664322
(Exact Name of Registrant as Specified in Its Charter)	(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)
Vitamin Shoppe Industries Inc.	New York	5400	13-2993785
(Exact Name of Registrant as Specified in Its Charter)	(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)
VS Direct Inc.	Delaware	5400	13-4289833
(Exact Name of Registrant as Specified in Its Charter)	(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

2101 91st Street

North Bergen, New Jersey 07047

Telephone: (201) 868-5959

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James M. Sander, Esq.

Vitamin Shoppe, Inc.

Vice President, General Counsel and Secretary

2101 91st Street

North Bergen, New Jersey 07047

Telephone: (201) 868-5959

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Christian O. Nagler, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4611

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 23, 2010

PROSPECTUS

Vitamin Shoppe, Inc.

Debt Securities, Guarantees of Debt Securities, Common Stock, Preferred Stock, Warrants to Purchase Debt Securities, Warrants to Purchase Common Stock and Warrants to Purchase Preferred Stock

We may offer from time to time, in one or more offerings, our debt and equity securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in these securities.

Selling stockholders may also offer up to 9,813,287 shares of our common stock from time to time in connection with this offering and will receive all of the proceeds for any shares offered by them. The securities we offer will have an aggregate public offering price of up to $50,000,000. We will provide specific terms of any offering, including the price to the public of the securities, in supplements to this prospectus. These securities offered by the Company may be offered separately or together in any combination and as separate series.

We and/or selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution”. We and/or selling stockholders, as applicable, reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds, and the net proceeds of any selling stockholders, if applicable, from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering, including the names of any selling stockholders, if applicable.

Our common stock is listed on the New York Stock Exchange under the symbol “VSI.”

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about Vitamin Shoppe, Inc. that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You may also obtain copies of the incorporated documents, without charge, upon written request to the office of our Corporate Secretary, 2101 91st Street, North Bergen, New Jersey 07047.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell the debt and equity securities described in this prospectus.

This prospectus provides you with a general description of the debt and equity securities we may offer. Each time we use this prospectus to offer debt and equity securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

To understand the terms of our debt and equity securities, you should carefully read this prospectus and the applicable prospectus supplement. Together they give the specific terms of the debt and equity securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.

In this prospectus, except as otherwise indicated or as the context otherwise requires, “VSI,” “we,” “our,” the “Company” and “us” refer to Vitamin Shoppe, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” with respect to the debt and equity securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our debt and equity securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.vitaminshoppe.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings (other than pursuant to Items 2.02 and 7.01 of Form 8-K) made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof:

•	our Annual Report on Form 10-K for the year ended December 26, 2009;

•

our Definitive Proxy Statement filed on April 16, 2010 with the SEC (with respect to information contained in such Definitive Proxy Statement that is incorporated into Part III of our Annual Report on Form 10-K for the year ended December 26, 2009);

•	our Quarterly Reports on Form 10-Q for the quarters ended September 25, 2010, June 26, 2010 and March 27, 2010;

•	our Current Reports on Form 8-K filed on March 8, 2010, April 21, 2010 (excluding Item 2.02), May 25, 2010, June 3, 2010, July 16, 2010 and October 27, 2010 (with respect to Item 8.01 only); and

•	our Registration Statement on Form 8-A/12(b) filed on October 27, 2009.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 001-34507.

In reliance on Rule 12h-5 under the Exchange Act, none of Vitamin Shoppe Industries Inc. nor VS Direct Inc. intends to file annual reports, quarterly reports, current reports or transition reports with the SEC. as this registration statement will not be used to offer securities issued by them other than guarantees of securities issued by VSI or securities guaranteed by VSI. Certain financial information pertaining to Vitamin Shoppe Industries Inc. and VS Direct Inc. will be included in our financial statements filed with the SEC pursuant to the Exchange Act.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at http://www.vitaminshoppe.com as soon as reasonably practicable after they are filed with, or furnished to, the

SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the office of our Corporate Secretary, Vitamin Shoppe, Inc. 2101 91st Street, North Bergen, New Jersey 07047.

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus any of the information included in our website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that do not directly or exclusively relate to historical facts. As a general matter, forward-looking statements are those focused upon anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. Such forward-looking statements are subject to uncertainties and factors relating to our operations and business environment, any of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

The following uncertainties and factors, among others (including those set forth under “Risk Factors”), could affect future performance and cause actual results to differ materially from those expressed in or implied by forward-looking statements:

•	unfavorable publicity or consumer perception of our products;

•	the impact of our substantial indebtedness on our financial health;

•	our continued ability to effectively manage and defend litigation matters pending, or asserted in the future, against us, including product liability claims;

•	our ability to obtain insurance coverage at acceptable rates or at all;

•	compliance with government regulations;

•	our ability to maintain and to enter into key purchasing, supply and outsourcing relationships;

•	changes in our raw material costs;

•	increases in fuel prices;

•	disruptions to our warehouse and distribution facility;

•	the ability of our new store base to achieve sales and operating levels consistent with our mature store base;

•	pricing of our products;

•	the maturation of our stores opened since 2006;

•	our ability to protect our brand name;

•	our ability to renew our current leases and enter into new leases on terms acceptable to us;

•	the successful implementation of other strategic initiatives, including, without limitation, opening new stores and improving the functionality of our websites; and

•	our ability to continue to access credit on terms previously obtained for the funding of our operations and capital projects.

OUR COMPANY

We are a leading specialty retailer and direct marketer of vitamins, minerals, herbs, supplements, sports nutrition and other health and wellness products. For each of the past five years, we have been the fastest growing national VMS (vitamins, minerals, herbs, supplements, sports nutrition and other health and wellness products).specialty retailer while maintaining our position as the second largest in retail sales in our industry. We market over 700 different nationally recognized brands as well as our proprietary Vitamin Shoppe, BodyTech and MD Select brands. We believe we offer the greatest variety of products among VMS retailers with approximately 8,000 stock keeping units (“SKUs”) offered in our typical store and an additional 12,000 SKUs available through our Internet and other direct sales channels. We target the dedicated, well-informed VMS consumer and differentiate ourselves by providing high quality products at competitive prices in an educational and high-touch customer service environment. We believe our extensive product offerings, together with our well-known brand name and emphasis on product education and customer service, help us bond with our target customer and serve as a foundation for strong customer loyalty.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in our Annual Report on Form 10-K for the year ended December 26, 2009, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 27, 2010, June 26, 2010, and September 25, 2010 and certain of our other filings with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our debt and equity securities offered by this prospectus for general corporate and working capital purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Nine Months Ended September 25, 2010	Year Ended
		December 26, 2009	December 27, 2008	December 29, 2007	December 30, 2006	December 31, 2005
Ratio of earnings to fixed charges	2.5x	1.5x	1.4x	1.3x	1.2x	—
Ratio of earnings to fixed charges and preferred dividends	2.5x	1.1x	1.0x	—	—	—

The above ratios reflect preferred stock dividend requirements through October 2009. There were no preferred stock dividend requirements for fiscal 2010 as all previously outstanding preferred shares were redeemed during October 2009. Currently, we have no preferred stock outstanding.

DESCRIPTION OF DEBT SECURITIES

This section summarizes the terms that will generally apply to the debt securities we may offer. The prospectus supplement relating to any particular debt securities will contain most of the financial terms and other specific terms applicable to those securities. Those terms may vary from the terms described here. The prospectus supplement may also describe material federal income tax consequences of the particular securities. As used in this section, “we,” “us,” “our” and “VSI” refer to Vitamin Shoppe, Inc. and not to any of our subsidiaries.

The debt securities that we may issue will be direct, general obligations of VSI and will be unsecured. If guarantees are issued for debt securities that we may issue, the debt securities will be fully and unconditionally guaranteed on a senior or subordinated basis, jointly and severally by one or more of our wholly-owned subsidiaries. We may issue either senior debt securities or subordinated debt securities. Our senior debt securities will rank equally with all other senior unsubordinated indebtedness of VSI. Our subordinated debt securities will be subordinated in right of payment to the prior payment in full of the “senior debt” of VSI, as described below under “Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer.

As required by federal law for all bonds and notes publicly offered by companies, the debt securities will be issued under a document called an “indenture.” An indenture is a contract between us and a corporate trustee. The trustee has two main roles. First, the trustee can enforce debtholders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf described under “Remedies If an Event of Default Occurs.” Second, the trustee performs administrative duties for us, such as sending your interest payments, transferring your securities to a new buyer if you sell and sending you notices.

We will issue any senior debt securities under a “senior debt indenture,” and any subordinated debt securities under a separate “subordinated debt indenture.” Each indenture will be between VSI and a trustee that meets the requirements of the Trust Indenture Act of 1939, as amended. For purposes of the descriptions in this section, we may refer to the senior debt indenture and the subordinated debt indenture as an “indenture” or, collectively, as the “indentures.”

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

The prospectus supplement for any particular debt securities will indicate whether the debt securities are senior debt securities or subordinated debt securities and will describe the specific terms of the debt securities. Because this summary and the summary in any prospectus supplement do not contain all of the information you might find useful, you should read the applicable indenture for provisions that may be important to you. The indentures are substantially identical, except that our covenants described in the second paragraph under “Consolidation, Merger or Sale of Assets” and under “Restrictive Covenants in Senior Debt Indenture” are included only in the senior debt indenture and the provisions relating to subordination described under “Subordination of Subordinated Debt Securities” are included only in the subordinated debt indenture. The forms of the indentures are exhibits to the registration statement. See “Where You Can Find More Information” to find out how you can obtain a copy of the registration statement.

Terms of Debt Securities to Be Included in the Prospectus Supplement

The prospectus supplement for any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of the debt securities of that series. These terms may include the following:

•	the title of the debt securities, whether they are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

•	the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable;

•	the interest rate or rates, if any, and the date or dates from which the interest accrues;

•	the dates on which the interest, if any, is payable and the regular record dates for the interest payment dates;

•	the places where the principal of and any premium and any interest on the debt securities will be payable;

•	whether the offered debt securities are redeemable at our option and, if so, the redemption price or prices and other redemption terms and conditions;

•

whether we must redeem or purchase the offered debt securities according to any sinking fund or similar provision or at the option of the holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, in accordance with that obligation;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which debt securities of the series will be issuable;

•	if other than the principal amount, the portion of the principal amount payable if the maturity of the debt securities is accelerated;

•	whether any index, formula or other method will determine payments of principal or interest and the manner of determining the amount of the payments;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of, or any premium or interest on, debt securities of the series will be payable;

•

if the principal or any premium or interest is to be payable, at the election of VSI or the holder, in a currency or currencies other than that or those in which the debt securities are stated to be payable, the currency or currencies in which the payment may be elected to be payable and the periods within which, and the terms and conditions upon which, the election is to be made;

•	whether we have the right to defer payments of interest by extending the interest payment period and the duration of any permissible extension;

•	whether the provisions relating to defeasance and covenant defeasance described under “Defeasance and Covenant Defeasance” apply;

•

if the debt securities will be issued in whole or in part in the form of a book-entry debt security, as described under the heading “Book-Entry Securities,” the depositary for the debt securities and the terms and conditions, if any, upon which the book-entry debt securities may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	any addition to, or change in, the events of default described under “Remedies If an Event of Default Occurs”;

•	any addition to, or change in, the covenants in the indenture applicable to the debt securities;

•	if applicable, the terms of any right to convert or exchange the debt securities into common or preferred stock or depositary shares of VSI;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if applicable, the terms of any guarantee of debt securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered; and

•	any other terms consistent with the applicable indenture.

We may issue some of the debt securities at a substantial discount below their principal amount as “original issue discount securities.” “Original issue discount securities” means that less than the entire principal amount of the securities will be payable upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe any material federal income tax consequences and other considerations that apply to original issue discount securities.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate and debt securities issued as part of units consisting of debt securities and other securities may be sold or deemed to be sold at a discount below their stated principal amount. If VSI has the right to defer interest with respect to any debt securities, the holders of these debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture, the payment of the principal of, and any premium and interest on, any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment to the prior payment in full of all our “senior debt,” as defined below. This means that in some circumstances, if we do not make payments on all of our debt obligations as they come due, the holders of our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on our senior debt before the holders of subordinated debt securities will be entitled to receive any amounts on the subordinated debt securities. These circumstances include:

•	our filing for bankruptcy or the occurrence of other events in bankruptcy, insolvency or similar proceedings;

•	any liquidation, dissolution or winding up of our company, or any assignment for the benefit of our creditors or marshaling of our assets; or

•

acceleration of the maturity of the subordinated debt securities. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “Remedies If an Event of Default Occurs”.

In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on any senior debt beyond any applicable grace period and do not cure that default, or if an event of default that permits the holders of any senior debt or a trustee on their behalf to accelerate the maturity of the senior debt occurs, or if any judicial proceeding is pending with respect to a payment default or event of default of this kind with respect to senior debt.

These subordination provisions mean that if we are insolvent, a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt.

“Senior debt” means the principal of, any premium and unpaid interest on all of our present and future:

•	indebtedness for money that we borrow;

•	obligations represented by our bonds, debentures, notes or similar instruments;

•	reimbursement obligations under letters of credit relating to indebtedness or other obligations of the kind referred to in the four bullets above; and

•	obligations under our guarantees of the indebtedness or obligations of others of the kind referred to in the five bullets above.

Senior debt does not include any indebtedness that expressly states in the instrument creating or evidencing it that it is not superior in right of payment to the subordinated debt securities. Senior debt also does not include any subordinated debt securities.

The applicable prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe the approximate amount, on a recent date, of senior debt outstanding to which the subordinated debt securities of that series will be subordinated. The indentures do not limit the amount of senior debt we are permitted to have, and we may incur additional senior debt after the issuance of any subordinated debt securities.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for VSI common or preferred stock or depositary shares. These terms will include whether the conversion or exchange is mandatory, or is at VSI’s option or the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price, any other terms related to conversion and any anti-dilution protections.

Consolidation, Merger or Sale of Assets

The indentures generally permit VSI to consolidate with or merge into another company. They also permit us to sell substantially all our assets to another company. However, we may not take any of these actions unless the following conditions are met:

•

If we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for the debt securities and be a corporation, partnership or trust organized and existing under the laws of the United States or any province or territory thereof, the United States, any state thereof or the District of Columbia or, if such transaction would not impair your rights, any other country provided the successor entity assumes our obligations under the debt securities and the indenture to pay additional amounts; and

•

The merger, sale of assets or other transaction must not cause a default on the debt securities. For purposes of this no-default test, a default would include any event of default described below under “Remedies If an Event of Default Occurs” that has occurred and is continuing. A default for this purpose would also include any event that would be an event of default if the requirement for giving us default notice or the requirement that the default had to exist for a specific period of time was disregarded.

If we merge out of existence or sell substantially all our assets, the surviving or acquiring entity will be substituted for VSI in the indentures with the same effect as if it had been an original party to the indentures. After a merger or sale of substantially all our assets, the surviving or acquiring entity may exercise VSI’s rights and powers under each indenture, and VSI will be released from all its liabilities and obligations under the indenture and under the debt securities.

Modification and Waiver

Modification

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Approval of All Holders. First, there are changes that cannot be made to the indenture and the debt securities issued under that indenture without the approval of the holder of each debt security affected by the changes:

•	change the stated maturity of the principal of or interest on any debt security;

•	reduce any amounts due on any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	impair the right of the holders to sue for payment;

•	impair any right that a holder of a debt security may have to exchange or convert the debt security for or into our common stock or preferred stock;

•	reduce the percentage of the securities of any series whose holders’ consent is needed to modify the indenture;

•	reduce the percentage of the securities of any series whose holders’ consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	in the case of subordinated debt securities, modify the ranking or priority of the securities in a way that is adverse to the holders in any material respect; or

•

modify any aspect of the provisions dealing with modification and waiver of the indenture, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without consent of the holder of each affected debt security.

Changes Requiring Consent by the Holders of 50% of the Debt Securities of Each Affected Series. The second type of change to the indenture and the debt securities issued under that indenture requires a vote in favor by holders owning more than 50% of the principal amount of the debt securities of each series affected by the change. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities in any material respect.

Changes Not Requiring Approval. The third type of change does not require any consent by holders of the debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect and changes that affect only debt securities to be issued under the indenture after the changes take effect.

Waiver

A vote in favor by holders owning a majority of the principal amount of the debt securities of an affected series would be required for us to obtain a waiver of all or part of the restrictive covenants described below under “Restrictive Covenants in Senior Debt Indenture” or a waiver of a past default with respect to the series. However, we cannot obtain a waiver of a payment default or any other aspect of either indenture or the debt securities listed above under “Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder of securities affected by the change.

Rules Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, because, for example, it is based on an index, we will use a special rule described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding and will, therefore, not be eligible to vote if we have deposited or set aside in trust for the holders money for their payment or redemption. In addition, securities will not be eligible to vote if they have been fully defeased as described under “Defeasance and Covenant Defeasance — Full Defeasance”.

Also, securities that we or our affiliates own will not be considered outstanding. However, securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the trustee’s satisfaction the pledgee’s right to vote with respect to the securities and that the pledgee is not one of the persons referred to in the preceding sentence.

In certain circumstances, we or the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series of debt securities, that vote or action may be taken only if holders of the required percentage of outstanding debt securities vote within 90 days of the record date to approve taking the action.

Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of any event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “Subordination of Subordinated Debt Securities.”

Each indenture defines an “event of default” with respect to the debt securities of any series to mean any of the following:

•	our failure to pay interest on a debt security of that series within 30 days after its due date;

•

our failure to pay the principal of, or any premium on, a debt security of that series at its due date, and continuance of that failure for a period of 30 days if the security became due by its terms as a result of a sinking fund provision;

•	our failure to deposit any sinking fund payment with respect to debt securities of that series within 30 days after it becomes due;

•

our failure to perform, or breach of, any other covenant or warranty of VSI in the indenture with respect to debt securities of that series that continues for 90 days after a written notice to us by the applicable trustee or to us and the trustee by the holders of at least 25% of the principal amount of the outstanding debt securities of that series stating that we are in default;

•	our filing for bankruptcy or the occurrence of other specific events of bankruptcy, insolvency, or reorganization; and

•	the occurrence of any other event of default with respect to any debt securities of that series described in the prospectus supplement.

If an event of default applicable to any series of debt securities then outstanding occurs and continues, the applicable trustee or the holders of at least 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the entire principal of all the debt securities of that series to be due and payable immediately. If the event of default occurs because of specified events in bankruptcy, insolvency or reorganization relating to VSI, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. Each of the situations described above is called a declaration of acceleration of maturity. Under certain circumstances, the holders of a majority of the principal amount of the securities of that series may cancel the declaration of acceleration of maturity and waive the past defaults.

For most defaults under either indenture with respect to any series of debt securities, the trustee will be required to give to the holders of the securities of the series notice of a default known to it within 90 days of the occurrence of the default. For these purposes, a default is defined as the occurrence of any of the events set forth in the events of default in the indenture, without any grace periods and regardless of notice. For defaults described in the fourth bullet from the top in this subsection, the trustee is not to give notice until at least 30 days after the occurrence of the default. The trustee may withhold notice of any default, except in the payment of principal or interest or any sinking fund installment, if it decides in good faith that withholding notice is in the interests of the holders.

Generally, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liabilities. This protection is called an “indemnity.” If they provide this indemnity, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee to exercise any other action permitted under the applicable indenture. The trustee may decline to act if the direction given is contrary to law or the applicable indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and is continuing;

•

The holders of not less than 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after receipt of the above notice, request and offer of indemnity; and

•

During those 60 days, the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the relevant series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Defeasance and Covenant Defeasance

The following discussion of defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities of a series (called “full defeasance”) on the 91st day after the date of the deposit referred to in the first bullet below if we satisfy the conditions below:

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We must deposit in trust for the benefit of all holders of the debt securities a combination of cash and U.S. government obligations or U.S. government agency obligations unconditionally guaranteed by the United States (or if the debt securities are in a foreign currency, foreign government securities in the same foreign currency) that will generate enough cash to pay principal and any premium and any interest on the debt securities on their various due dates.

•

There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

•

In the case of any subordinated debt securities, at the time of the deposit referred to above, no payment default on any senior debt may have occurred and be continuing, no acceleration of the maturity of any senior debt upon any event of default may have occurred and be continuing and no other event of default with respect to any senior debt may have occurred and be continuing permitting (after notice or lapse of time or both) the holders of the senior debt or a trustee on their behalf to accelerate the maturity of the senior debt.

•

We must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the above conditions and all other conditions to defeasance under the applicable indenture have been complied with.

If we ever fully defeased your debt securities, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. If the debt securities are subordinated debt securities, their holders would be released from the subordination provisions described under “Subordination of Subordinated Debt Securities.”

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from certain restrictive covenants relating to your debt security that may be described in your prospectus supplement. The release from these covenants is called “covenant defeasance.” In that event, you would lose the protection of these covenants, and any omission to comply with them would not constitute an event of default. You would, however, gain the protection of having cash and securities set aside in trust to repay the debt securities. If the debt securities are subordinated, their holders would be released from the subordination provisions described above under “Subordination of Subordinated Debt Securities”. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for the benefit of all holders of the debt securities a combination of cash and U.S. government obligations or U.S. government agency obligations unconditionally guaranteed by the United States (or if the debt securities are in a foreign currency, foreign government securities in the same foreign currency) that will generate enough cash to pay principal and any premium and any interest on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make that deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•

In the case of any subordinated debt securities, at the time of the deposit referred to above, no payment default on any senior debt may have occurred and be continuing, no acceleration of the maturity of any senior debt upon any event of default may have occurred and be continuing and no other event of default with respect to any senior debt may have occurred and be continuing permitting (after notice or lapse of time or both) the holders of the senior debt or a trustee on their behalf to accelerate the maturity of the senior debt.

•

We must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the above conditions and all other conditions to defeasance under the applicable indenture have been complied with.

If we accomplish covenant defeasance with regard to your debt securities, the following provisions of the applicable indenture and the debt securities would no longer apply:

•	If your debt securities are senior debt securities, certain restrictions.

•	Any other covenants applicable to the series of debt securities described in the prospectus supplement.

•	The events of default relating to breach of covenants described above under “Remedies If an Event of Default Occurs.”

•	If the securities are subordinated, the subordination provisions of the debt securities described above under “Subordination of Subordinated Debt Securities.”

If we accomplish covenant defeasance, the holders of the debt securities could still look to us for repayment of those securities if there were a shortfall in the trust deposits. If a remaining event of default occurred and the debt securities became immediately due and payable, there could be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Legal Ownership; Street Name and Other Indirect Owners

Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold securities in street name, you should check with your own institution to find out:

•	How it handles securities payments and notices.

•	Whether it imposes fees or charges.

•	How it would handle voting if ever required.

•	Whether and how you can instruct it to send you securities registered in your own name so you can be a holder as described below.

•	How it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold securities in street name or by other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of book-entry securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Book-Entry Securities

What is a Book-Entry Security? A book-entry security is a special type of indirectly held security, as described above under “Street Name and Other Indirect Owners”. If we choose to issue securities in the form of book-entry securities, the ultimate beneficial owners can only be indirect owners. We do this by requiring that the book-entry security be registered in the name of a financial institution we select and by requiring that the securities included in the book-entry security not be transferred to the name of any other holder unless the special circumstances described below occur. The financial institution that acts as the sole holder of the book-entry security is called the “depositary.” Any person wishing to own a security must do so indirectly by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of securities will be issued only in the form of book-entry securities.

Special Investor Considerations for Book-Entry Securities. As an indirect owner, an investor’s rights relating to a book-entry security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the book-entry security.

An investor should be aware that if securities are issued only in the form of book-entry securities:

•

The investor cannot get securities registered in his or her own name and cannot receive physical certificates for his or her interest in the securities, except in the special situations we describe below.

•

The investor will be a street name owner and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities. See “Street Name and Other Indirect Owners” for information about these procedures.

The investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates

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The investor may not be able to pledge his or her interest in the securities in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

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The depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the book-entry security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the book-entry security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a book-entry security be purchased or sold within its system using same-day funds and your broker or bank may require you to do so as well.

Special Situations When a Book-Entry Security Will Be Terminated

In a few special situations described below, a book-entry security will terminate and interests in it will be exchanged for physical certificates representing the securities it represented. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be holders. The rights of street name investors and holders in the securities are described under “Street Name and Other Indirect Owners” and “Registered Holders.”

The special situations for termination of a book-entry security are:

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If the depositary notifies us that it is unwilling or unable to continue as depositary, or ceases to be a clearing agency registered under applicable law, and we have not appointed a successor depositary within 90 days.

•	If we notify the trustee that we wish to terminate the book-entry security.

•	If an event of default on the securities has occurred and is continuing. Defaults are discussed above under “Remedies If an Event of Default Occurs.”

The prospectus supplement may also list additional situations for terminating a book-entry security that would apply only to the particular series of securities covered by the prospectus supplement.

If a book-entry security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the book-entry security will be registered and, therefore, who will be the holders of those securities.

Certificated Debt Securities

If we issue certificated debt securities, they will be registered in the name of the holder of the debt security. Holders may transfer or exchange these certificated debt securities without the payment of any service charge, other than any tax or other governmental charge, by contacting the trustee.

We will pay principal of, and any premium and interest on, certificated debt securities at designated places, or we may choose to make these payments by check mailed to the persons in whose names the debt securities are registered or by wire transfer to their accounts, on days specified in the prospectus supplement.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

About the Trustee and Paying Agent

The trustee under both the senior debt indenture and the subordinated debt indenture will be named when debt securities are issued.

If an event of default, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, occurs, the trustee may be considered to have a conflicting interest with respect to the securities offered by this prospectus and any accompanying prospectus supplement, or with respect to the securities outstanding under that other indenture, for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign as trustee under the indenture under which the securities offered by this prospectus and any accompanying prospectus supplement will be issued, and we would be required to appoint a successor trustee.

At any time, the trustee under either indenture may resign or be removed by the holders of at least a majority in principal amount of any series of the outstanding debt securities of that indenture. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the indenture.

The trustee will act as paying agent for the debt securities unless a different paying agent is identified in any prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following summary is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share and 250,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription or redemption rights. The outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The our board of directors (our “Board”) has the authority, without any further vote or action by the stockholders, to issue preferred stock in one or more series and to fix the preferences, limitations and rights of the shares of each series, including:

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption and liquidation preferences; and

•	the number of shares constituting each series.

The authority possessed by our Board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our Board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock and our Board has no present intention to issue any shares of preferred stock.

Antitakeover Effects of Provisions of the Certificate of Incorporation and Bylaws

Stockholders’ rights and related matters are governed by the DGCL, our certificate of incorporation and our bylaws. Provisions of the DGCL, our certificate of incorporation, and our bylaws, which are summarized below, may discourage or make more difficult a takeover attempt that a stockholder might consider in its best interest. These provisions may also adversely affect prevailing market prices for our common stock.

Board Of Directors

The Board has the authority to fill any vacancy on the Board, whether such vacancy occurs as a result of an increase in the number of directors or otherwise.

Stockholder Action By Written Consent; Special Meetings

Our certificate of incorporation permits stockholders to take action by written consent in lieu of an annual or special meeting except that if IPC owns shares entitled to cast at least a majority of the votes entitled to be cast in the election of directors, action may be taken by written consent.

Our bylaws provide that special meetings of stockholders may only be called by:

•	the chairman of the Board;

•	the chief executive officer;

•	the president;

•	the secretary; and

•	written request of the Board or of a committee of the Board whose powers include the power to call such meetings.

Antitakeover Legislation

As a Delaware corporation, by an express provision in our certificate of incorporation, we have elected to “opt out” of the restrictions under Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

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Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time such transaction commenced, excluding, for purposes of determining the number of shares outstanding, (1) shares owned by persons who are directors and also officers of the corporation and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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On or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In this context, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status owned, 15% or more of a corporation’s outstanding voting securities.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We elected to “opt out” of Section 203 by an express provision in our certificate of incorporation.

Certificate of Incorporation Provisions Relating to Corporate Opportunities and Interested Directors

In order to address potential conflicts of interest between us and IPC, our certificate of incorporation contains provisions regulating and defining the conduct of our affairs as they may involve IPC and its officers, directors or employees, and our powers, rights, duties and liabilities and those of our officers, directors and stockholders in connection with our relationship with IPC. In general, these provisions recognize that we and IPC may engage in the same or similar business activities and lines of business, have an interest in the same areas of corporate opportunities and that we and IPC will continue to have contractual and business relations with each other, including service of officers and directors of IPC serving as our directors.

Our certificate of incorporation provides that, subject to any contractual provision to the contrary, IPC will have no duty to refrain from:

•	engaging in the same or similar business activities or lines of business as us;

•	any decision or action by IPC to assert or enforce its rights under any agreement or contract with us;

•	doing business with any of our clients or customers; or

•	employing or otherwise engaging any of our officers or employees.

Under our certificate of incorporation, neither IPC nor any officer, director or employee of IPC, except as described in the following paragraph, will be liable to us or our stockholders for breach of any fiduciary duty by reason of any such activities. Our certificate of incorporation provides that IPC is not under any duty to present any corporate opportunity to us which may be a corporate opportunity for IPC and us and IPC will not be liable to us or our stockholders for breach of any fiduciary duty as our stockholder by reason of the fact that IPC pursues or acquires that corporate opportunity for itself, directs that corporate opportunity to another person or does not present that corporate opportunity to us.

When one of our directors or officers who is also a director, officer or employee of IPC learns of a potential transaction or matter that may be a corporate opportunity for both us and IPC, our certificate of incorporation provides that the director or officer:

•	will have fully satisfied his or her fiduciary duties to us and our stockholders with respect to that corporate opportunity;

•	will not be liable to us or our stockholders for breach of fiduciary duty by reason of IPC’s actions with respect to that corporate opportunity;

•	will be deemed to have acted in good faith and in a manner he or she believed to be in, and not opposed to, our best interests for purposes of our certificate of incorporation; and

•

will be deemed not to have breached his or her duty of loyalty to us or our stockholders and not to have derived an improper personal benefit therefrom for purposes of our certificate of incorporation,

if he or she acts in good faith in a manner consistent with the following policy:

•

a corporate opportunity offered to any of our officers or directors who is also a director, officer, or employee of IPC will belong to us, only if that opportunity is expressly offered in writing to that person solely in his or her capacity as our director or officer, and not separately offered to IPC or any of its officers, directors or employees; and

•	otherwise such opportunity shall belong to IPC.

For purposes of our certificate of incorporation, “corporate opportunities” include business opportunities that we are financially able to undertake, that are, from their nature, in our line of business, are of practical advantage to us and are ones in which we have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of IPC or its officers or directors will be brought into conflict with our self-interest.

Our certificate of incorporation also provides that no contract, agreement, arrangement or transaction between us and IPC or any entity affiliated with IPC will be void or voidable solely for the reason that IPC is a party to such agreement or by reason of the execution of any contract or agreement by an officer, director or employee of IPC who is also an officer or director of ours; and each such officer, director and employee:

•	will have fully satisfied and fulfilled its fiduciary duties to us and our stockholders with respect to the contract, agreement, arrangement or transaction;

•	will not be liable to us or our stockholders for breach of fiduciary duty by reason of entering into, performance or consummation of any such contract, agreement, arrangement or transaction;

•	will be deemed to have acted in good faith and in a manner it reasonably believed to be in, and not opposed to, the best interests of us for purposes of our certificate of incorporation; and

•	will be deemed not to have breached its duties of loyalty to us and our stockholders and not to have derived an improper personal benefit therefrom for purposes of our certificate of incorporation;

if:

•

the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to our Board or the committee of our Board that authorizes the contract, agreement, arrangement or transaction and our Board or that committee in good faith authorizes the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors;

•

the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to one or more of our officers or employees who are not “interested” and who were authorized to approve such transaction and the contract, agreement, arrangement or transaction is specifically approved in good faith by one or more of our officers or employees who are not “interested” and who were authorized to approve such transaction; or

•	the transaction, judged according to the circumstances at the time of the commitment, was fair to us; or

•	the transaction or agreement was approved by an affirmative vote of a majority of the shares of common stock entitled to vote, excluding IPC or any interested person.

Any person purchasing or otherwise acquiring any interest in any shares of our capital stock will be deemed to have consented to these provisions of our certificate of incorporation.

References to “IPC” in the this “Description of Capital Stock” includes Irving Place Capital Management, L.P., and its affiliates, and certain funds with an economic interest in our common stock.

Limitation of Liability of Directors

Our certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the DGCL. The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our right, or the right of any stockholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. These provisions will not alter the liability of directors under federal or state securities laws. Our certificate of incorporation and by-laws also includes provisions for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the DGCL. Further, we intend to enter into indemnification agreements with certain of our directors and officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of the directors’ status or service as a director, so long as the indemnitee acted in good faith. We also intend to maintain director and officer liability insurance, if available on reasonable terms.

Listing

Our common stock is listed on the NYSE under the symbol “VSI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF PREFERRED STOCK

We have the ability to issue 250,000,000 shares of preferred stock, in series with such terms as our board of directors may determine. Any such series of preferred shares could have rights equal or superior to the rights of our common shares.

The following briefly summarizes the provisions of our articles that would be important to holders of our preferred shares. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles which is an exhibit to the registration statement which contains this prospectus. The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. We encourage you to review complete copies of our articles and By-laws.

The specific terms of your series of preferred shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred shares. The terms in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Shares

Under our amended and restated certificate of incorporation, our board of directors is authorized, without further action by our shareholders, to issue at any time up to 250,000,000 shares of preferred stock. Our board of directors may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to, each series of preferred shares. The preferred shares shall be entitled to priority over the common shares and all other shares ranking junior to the preferred shares with respect to the payment of dividends and the distribution of our assets in the event of any liquidation, dissolution or winding-up or other distribution of our assets among our shareholders for the purpose of winding-up our affairs. Except as otherwise provided by law or as may be required by the rules of the applicable national securities exchange or quotation service, the holders of the preferred shares shall not, as such, be entitled to receive notice of or to attend any meeting of our shareholders and shall not be entitled to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the preferred shares shall not be entitled to vote separately as a class on any proposal to amend our amended and restated certificate of incorporation to:

•

increase or decrease any maximum number of authorized preferred shares, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the preferred shares;

•	effect an exchange, reclassification or cancellation of all or part of the preferred shares; or

•	create a new class of shares equal or superior to the preferred shares.

The prospectus supplement relating to the particular series of preferred shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred shares;

•	the title, designation of number of preferred shares and stated value of the preferred shares;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

When we issue and receive payment for the preferred shares, the shares will be fully paid and non-assessable, which means that the holders will have paid their purchase price in full and we may not ask them to surrender additional funds.

The rights of holders of the preferred shares offered may be adversely affected by the rights of holders of any preferred shares that may be issued in the future. Our board of directors may cause the preferred shares to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue preferred shares may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the special shares will be stated in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

SELLING STOCKHOLDERS

Information about selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus. Such selling stockholders may include IPC/Vitamin LLC, other existing stockholders, our executive officers and our directors. The selling stockholders may offer up to 9,813,287 shares of our common stock from time to time in connection with this offering.

All of the common stock to be offered by the selling stockholders under the registration statement of which this prospectus is a part is issued and outstanding as of the date (or securities convertible into such common stock) of the filing of the registration statement of which this prospectus is a part. Selling stockholders shall not sell any of our common stock pursuant to this prospectus until we have identified such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act. IPC/Vitamin LLC acquired its shares of common stock, and shares of preferred stock that have been converted for shares of common stock, upon the acquisition by IPC/Vitamin LLC and other investors of our shares of common stock in 2002 and in connection with our reorganization in our initial public offering including the conversion of then existing preferred stock. The other selling stockholders acquired their shares (or securities exercisable into shares of common stock) in the same manner, as a result of equity grants made by us, or upon employment with us.

PLAN OF DISTRIBUTION

We and/or selling stockholders may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. Additionally, the selling stockholders may be deemed underwriters with respect to the shares that they are offering for resale. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any information about selling stockholders, if applicable.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We and/or selling stockholders may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and/or selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we and/or selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or selling stockholders, if applicable, at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We and/or selling stockholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us or selling stockholders in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain partners of Kirkland & Ellis LLP collectively indirectly hold less than 1% of the common stock of Vitamin Shoppe, Inc.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses, other than underwriting discounts and commissions, to be incurred by the Registrants in connection with a distribution of securities registered under this Registration Statement.

Securities and Exchange Commission Registration Fee	$24,955
Legal Fees and Expenses		(1)
Accounting Fees and Expenses		(1)
Trustees’ Fees and Expenses (including Counsel’s Fees)		(1)
Printing and Delivery Expenses		(1)
Rating Agency Fees and Expenses		(1)
Miscellaneous Expenses		(1)

Total		$(1)

(1)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Vitamin Shoppe, Inc. anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with he issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Vitamin Shoppe, Inc. and VS Direct Inc. are incorporated under the laws of the state of Delaware.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The amended and restated certificate of incorporation of Vitamin Shoppe, Inc. provides for the indemnification of directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. In addition, as permitted by the Delaware General Corporation Law, the certificate of incorporation of Vitamin Shoppe, Inc. provides that none of its directors will be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

The amended and restated by-laws of Vitamin Shoppe, Inc. provides for the indemnification of all of their respective current and former directors and current or former officers to the fullest extent permitted by the Delaware General Corporation Law.

Vitamin Shoppe, Inc. has entered into indemnification agreements with its directors and officers to indemnify them against liabilities which may arise by reason of the directors’ status or service as an officer. Vitamin Shoppe, Inc. also maintains director and officer liability insurance.

Vitamin Shoppe Industries Inc. is incorporated under the laws of the state of New York.

Section 722(a) of the New York Business Corporation Law, or the NYBCL, provides that a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify its directors and officers in relation to an action by or in the right of the corporation to procure a judgment in its favor in similar circumstances to those described in the preceding paragraph against amounts paid in settlement and reasonable expenses, including attorney’s fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person is adjudged liable to the corporation unless a court determines that an indemnity is proper in the circumstances of the case.

Section 721 of the NYBCL provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Sections 722 and 721 of the NYBCL may be authorized by the corporation. It provides that a corporation shall indemnify a person who has been successful, on the merits or otherwise, in defending an action described in Section 722. In other circumstances, unless ordered by a court upon application of a director or officer under Section 724 of the NYBCL, indemnification as described above may only be made if it is authorized in each specific case. The board of directors can authorize indemnification, either acting as a quorum of disinterested directors based upon a determination that the applicable standard of conduct has been met or that indemnification is proper under the

NYBCL, or based upon an opinion by independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct has been met, or if the shareholders decide that indemnification is proper because the applicable standard of conduct has been met.

Section 726 of the NYBCL permits the purchase and maintenance of insurance to indemnify (1) the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under sections outlined above, (2) directors and officers in instances in which they may be indemnified by the corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State superintendent of insurance, for a retention amount and for co-insurance.

Section 402(b) of the NYBCL provides that a corporation’s Certificate of Incorporation may include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for damages for any breach of duty in such capacity, except liability if a judgment or final adjudication establishes that the directors acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL or liability if the act or omission occurred prior to the adoption of a provision authorized by this section. The certificate of incorporation of each of 565 Broad Hollow Realty Corp. and Parfums Schiaparelli, Inc. currently do not contain a provision explicitly authorizing a limitation on such liabilities as permitted by Section 402(b).

The by-laws of Vitamin Shoppe Industries Inc. provide for the indemnification of all of its current and former directors and current or former officers to the fullest extent permitted by the NYBCL.

Item 16.	Exhibits

Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.	Undertakings

Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement or contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Bergen, State of New Jersey, on November 23, 2010.

VITAMIN SHOPPE, INC. (Registrant)

By:	/S/ RICHARD L. MARKEE
Richard L. Markee Chief Executive Officer, Chairman of the Board, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on November 23, 2010 in the capacities indicated.

Name		Title

By:	* Richard L. Markee	Chief Executive Officer, Chairman of the Board, Director (Principal Executive Officer)

By:	/S/ MICHAEL G. ARCHBOLD Michael G. Archbold	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

By:	* B. Michael Becker	Director

By:	* Catherine E. Buggeln	Director

By:	John H. Edmondson	Director

By:	* David H. Edwab	Director

By:	John D. Howard	Director

By:	* Douglas R. Korn	Director

By:	* Richard L. Perkal	Director

By:	Beth M. Pritchard	Director

By:	* Katherine Savitt-Lennon	Director

*By:	/S/ MICHAEL G. ARCHBOLD
Michael G. Archbold as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Bergen, State of New Jersey on November 23, 2010.

VS DIRECT INC.

By:	/S/ RICHARD L. MARKEE
Name:Richard L. Markee Title:CEO and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

*	Date: November 23, 2010	*	Date: November 23, 2010

Name:Richard L. Markee		Name:Richard L. Perkal
Title:CEO and Director		Title:Director

*	Date: November 23, 2010

Name:Douglas R. Korn
Title:Director

*	Date: November 23, 2010

Name:Cosmo la Forgia
Title:Vice President, Finance (Principal Financial and Accounting Officer)

*By:	/S/ MICHAEL G. ARCHBOLD
Michael G. Archbold as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Bergen, State of New Jersey on November 23, 2010.

VITAMIN SHOPPE INDUSTRIES INC.

By:	/S/ RICHARD L. MARKEE
Name:Richard L. Markee Title:CEO and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

*	Date: November 23, 2010	*	Date: November 23, 2010

Name:Richard L. Markee		Name:Richard L. Perkal
Title:CEO and Director		Title:Director

*	Date: November 23, 2010

Name:Douglas R. Korn
Title:Director

*	Date: November 23, 2010

Name:Cosmo la Forgia
Title:Vice President, Finance (Principal Financial and Accounting Officer)

*By:	/S/ MICHAEL G. ARCHBOLD
Michael G. Archbold as attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.		DESCRIPTION

1.1		Form of Underwriting Agreement.*

2.1		Agreement and Plan of Merger by and between VS Holdings, Inc. and VS Parent, Inc., dated as of October 27, 2009. †

3.1		Amended and Restated Certificate of Incorporation of Vitamin Shoppe, Inc. †

3.2		Second Amended and Restated By-Laws of Vitamin Shoppe, Inc. †

3.3		Certificate of Incorporation of VS Direct Inc. ††

3.4		Amended and Restated By-Laws of VS Direct Inc. ††

3.5		Certificate of Incorporation of Vitamin Shoppe Industries Inc. ††

3.6		Amended and Restated By-Laws of Vitamin Shoppe Industries Inc. ††

4.1		Specimen Common Stock Certificate. †

4.2		Form of Senior Notes Indenture. †††

4.3		Form of Subordinated Notes Indenture. †††

5.1		Opinion of Kirkland & Ellis LLP.

12.1		Statement re computation of ratios. †††

21.1		Subsidiaries of the Registrant. ††

23.1		Consent of Independent Registered Public Accounting Firm.

23.2		Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

25.1	**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.

25.2	**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture.

99.1		Power of Attorney (included in Part II of this Form S-3).

*	To be filed by amendment.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
†	Incorporated by reference to Registration Statement No. 333-160756 on Form S-1 filed on July 23, 2009, as amended.
††	Incorporated by reference to Registration Statement No. 333-134983 on Form S-4 filed on June 13, 2006, as amended.
†††	Previously filed.